Exhibit 99.1

A MESSAGE FROM LLOYD BLANKFEIN

September 22, 2015

To my colleagues, our clients and our shareholders,

Late this summer after several weeks of not feeling well, I underwent a series of tests, which culminated in a biopsy last week. After the biopsy, I was told by my doctors that I have lymphoma. Fortunately, my form of lymphoma is highly curable and my doctors’ and my own expectation is that I will be cured.

My treatment plan will include chemotherapy over the next several months in New York. My doctors have advised me that during the treatment, I will be able to work substantially as normal, leading the firm. I will, however, reduce some of my previously planned travel during the treatment period. I have discussed this approach with our board of directors and they are supportive.

There are many people who are dealing with cancer every day. I draw on their experiences as I begin my own. I have a lot of energy and I’m anxious to begin the treatment. I appreciate your support and good wishes.

Lloyd